Exhibit (h)(11) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

Agreement for Administrative Services
EXHIBIT 1
(revised as of 8/13/10)

CONTRACT
DATE                      INVESTMENT COMPANY

11/1/03                      Federated Core Trust
8/13/10                                Federated Bank Loan Core Fund
6/1/08                                Federated Duration Plus Core Fund
9/1/05                                Federated Inflation-Protected Securities Core Fund
11/1/03                                Federated Mortgage Core Portfolio
11/1/03                                High-Yield Bond Portfolio